KPMG LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402



                           INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Advantus Money Market Fund, Inc.:

We consent to the use of our report dated November 5, 1999 incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.




                                       KPMG LLP


Minneapolis, Minnesota
March 1, 2000